Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of BB&T Corporation of our report dated February 26, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in BB&T Corporation’s Annual Report on Form 10-K for the year ended December 31, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Greensboro, North Carolina

September 5, 2019